Registration No. 2-94923

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               V BAND CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                                                  13-2990015
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

          565 Taxter Road
         Elmsford, New York                                          10523
(Address of Principal Executive Offices)                          (Zip Code)

                     V BAND CORPORATION AMENDED AND RESTATED
                  INCENTIVE STOCK OPTION PLAN, AS AMENDED 1996
                            (Full title of the plan)

Mark R. Hahn                                             Brian S. North, Esquire
Chief Financial Officer                                  White and Williams
V Band Corporation                                       1800 One Liberty Place
565 Taxter Road                                          Philadelphia, PA 19103
Elmsford, NY 10523                                       (215) 864-7000
(914) 789-5000

         (Names, addresses and telephone numbers of agents for service)

                                   CALCULATION OF REGISTRATION FEE

Title of                    Amount              Proposed           Proposed           Amount of
securities to               to be               maximum            maximum            registration
be registered               registered          offering           aggregate          fee
                                                price              offering
                                                per share          price
--------------------------------------------------------------------------------------------------
Common Stock                687,888(1)          $1.63(2)           $1,121,258(2)      $339.77
par value $.01
per share

(1) The number of shares of Common Stock being registered represent the increase in the number of shares authorized to be issued under the V Band Corporation Amended and Restated 1982 Incentive Stock Option Plan, as amended 1996 (the "Plan") by the amendment to the Plan approved by the registrant's shareholders on May 22, 1996. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers, in addition to the shares of Common Stock set forth above, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the last sale reported on the National Association of Securities Dealers National Market System on December 11, 1996.

                                EXPLANATORY NOTE

                  This Registration Statement relates to the amendment of the V Band Corporation Amended and Restated 1982 Incentive Stock Option Plan, as Amended 1996 (the "Plan") to increase the number of shares of common stock authorized to be issued thereunder to 1,200,000. The contents of the Registrant's Registration Statement on Form S-8, Registration No. 2-94923, filed with the Securities and Exchange Commission on December 17, 1984, as amended by the Registrant's Post-Effective Amendment No. 1, filed with the Securities Exchange Commission on December 1, 1987 (collectively, the "Prior Registration Statement") are incorporated herein by reference. The Items below contain information required in the Registration Statement that was not included in the Prior Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by V Band Corporation (the "Company") with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended October 31, 1995;

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to above, including the Company's Quarterly Reports on Form 10-Q for the quarters ending January 31, 1996, April 30, 1996, and July 31, 1996; and

         3. The description of the Company's Common Stock which is contained in its registration statement on Form 8-A effective March 24, 1989.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered have been sold or which de-registers all such shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.


             4 V Band Corporation Amended and Restated 1982 Incentive Stock Option Plan, as amended 1996

             5             Opinion of Counsel

            23.1           Consent of Independent Accountants (included as
                           Exhibit 23.1 to Form 10-K Annual Report of V Band Corporation for the year ended October 31, 1995).

            23.2           Consent of Counsel (included in Exhibit 5.1)

            24             Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on November 29, 1996.

                                                    V BAND CORPORATION


                                                    By:/s/Thomas E. Feil
                                                       -----------------
                                                       Thomas E. Feil
                                                       (Chief Executive Officer)


         Each person whose signature appears below constitutes and appoints, Thomas E. Feil, Thomas Hughes, and Mark Hahn, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                          Date
---------                       -----                          ----

/s/Thomas E. Feil               Chairman, Chief Executive      November 29, 1996
-----------------               Officer and Director
Thomas E. Feil



/s/Mark R. Hahn                 Chief Financial
---------------                 Officer and Principal          November 29, 1996
Mark R. Hahn                    Accounting Officer



/s/Luke P. LaValle, Jr.         Director                       November 22, 1996
-----------------------
Luke P. LaValle, Jr.

Signature                       Title                          Date
---------                       -----                          ----

/s/Thomas H. Lenagh             Director                       November 22, 1996
-------------------
Thomas H. Lenagh


/s/Brian S. North               Director                       November 22, 1996
-----------------
Brian S. North


/s/Joseph M. O'Donnell          Director                       November   , 1996
----------------------
Joseph M. O'Donnell



/s/A. Eugene Sapp, Jr.          Director                       November 22, 1996
----------------------
A. Eugene Sapp, Jr.



/s/J. Stephen Vanderwoude       Director                       November   , 1996
-------------------------
J. Stephen Vanderwoude


                                  EXHIBIT INDEX


    Exhibit No.                                 Description
    -----------                                 -----------


         4                 V Band Corporation Amended and
                           Restated 1982 Incentive Stock
                           Option Plan, as amended 1996

         5                 Opinion of Counsel


         23.1 Consent of Independent Accountants (included in Exhibit 23.1 to Form 10-K Annual Report of V Band
                           Corporation for the year ended
                           October 31, 1995).

         23.2              Consent of Counsel (included in
                           Exhibit 5.1)


         24                Power of Attorney (contained on
                           signature pages hereof)